UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 18, 2014
DATE OF EARLIEST EVENT REPORTED: June 18, 2014

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On June 18, 2014, PEDEVCO Corp. (the “Company”) issued a press release announcing (i) its receipt of approval from the Oil and Gas Conservation Commission of the State of Colorado (COGCC) for the drilling of up to 79 new horizontal wells comprising 7 spacing units covering a total of approximately 6,700 gross acres in the Company’s recently acquired Wattenberg Asset located in Weld County, Colorado, and (ii) the Company’s plans to commence its initial drilling operations in mid-August 2014 with the planned drilling and completion of 3 horizontal wells from a single pad, with each well receiving an 18 stage enhanced frac treatment with lateral lengths between 4,000 and 4,500 feet, and with completion and initial results expected to be available in mid-October 2014.  The Company anticipates that it will have an approximately 45% net working interest in each of these wells, and that each well will be drilled and completed for approximately $4.2 million.  The Company will use cash on hand and an established drilling credit line to pay the cost of drilling and completing these wells.

A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1*	Press Release dated June 18, 2014

* Furnished herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

Date: June 18, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated June 18, 2014

* Furnished herewith.